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                                                     EXHIBIT 10.6A

                  TEMPORARY LICENSE AGREEMENT


     This Temporary License Agreement (the "AGREEMENT") is made as of June 8, 1995 by and between International Remote Imaging Systems, Inc., a Delaware corporation ("IRIS"), and TOA Medical Electronics Company Ltd., a Japanese corporation ("TOA"), with reference to the following facts:

     A. IRIS and TOA initially entered into a number of agreements dated as of October 30, 1986 (the "INITIAL
AGREEMENTS") relating to the joint development of certain products.

     B. IRIS and TOA restructured their relationship in 1988 and accordingly amended or terminated the Initial Agreements pursuant to several agreements dated as of July 15, 1988 (the
"RESTRUCTURING DOCUMENTS"), including, a Restructuring
Agreement (the "RESTRUCTURING AGREEMENT") and a License
Agreement (the "LICENSE AGREEMENT").

     C. Pursuant to the License Agreement, IRIS granted TOA a perpetual license to use certain technology developed by IRIS prior to April 1, 1988 (such technology being specifically defined in the License Agreement as the "IRIS TECHNOLOGY" and hereinafter referred to as the "LICENSED TECHNOLOGY") for the development, manufacture and marketing of the Y-II and the Apple IRIS, and, pursuant to the Restructuring Agreement, TOA agreed to make periodic payments to IRIS based on the revenues generated by sales of the Y-II and the Apple IRIS.

     D. TOA intends to investigate the potential market for certain new industrial instruments which incorporate the Licensed Technology and, in connection therewith, desires to secure a temporary license to use the Licensed Technology for the development, manufacture and test marketing of such industrial instruments. IRIS is willing to grant such a temporary license in exchange for certain amendments to the periodic payments due under the Restructuring Agreement.

     NOW, THEREFORE, based on the above premises and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1. TEMPORARY LICENSE. Subject to the terms and conditions hereof, and in consideration of the amendments to the Restructuring Agreement effected pursuant to Section 3 hereof, IRIS hereby grants TOA the non-exclusive, temporary right to use the Licensed Technology until September 30, 1996 (the "TEMPORARY LICENSE EXPIRATION DATE") only for the limited purpose of developing, manufacturing and test marketing instruments for non-medical, industrial applications (the "INDUSTRIAL INSTRUMENTS") in Japan; provided, that TOA may manufacture Industrial Instruments which incorporate Licensed Technology only as necessary for testing and test marketing. Such temporary license shall be limited to the territory, time and uses set forth in the first sentence of this Section 1 and shall be subject to all the terms and conditions of the License Agreement and the Restructuring Agreement, as hereinafter amended, (including,


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without limitation, TOA's covenants regarding periodic payments) as if the definition of "PRODUCTS" in the License Agreement had been temporarily amended for the duration of the temporary license granted hereunder to include the Industrial Instruments.

     2. OPTION TO NEGOTIATE PERMANENT LICENSE. If TOA so elects by giving written notice to IRIS on or before June 30, 1996, IRIS and TOA agree to commence negotiating in good faith mutually acceptable terms for a permanent license to use the Licensed Technology for the development, manufacture and marketing of the Industrial Instruments; PROVIDED, HOWEVER, that neither party shall have any obligation to continue such negotiations after the Temporary License Expiration Date.

     3. AMENDMENTS TO CALCULATION OF PERIODIC PAYMENTS. For the period commencing on the Effective Date (as hereinafter defined) and ending on the Temporary License Expiration
Date, the Restructuring Agreement shall be deemed amended as follows:

          3.1 CALCULATION OF PERIODIC PAYMENTS. The first sentence of Section 3(b) of the Restructuring Agreement
(titled "Calculation of Periodic Payments") is hereby amended by changing "3%" to "Five Percent (5%)".

          3.2  CALCULATION OF REVENUES.  Section 3(c) of the
Restructuring Agreement (titled "Calculation of Revenues") is hereby amended and restated in its entirety as follows:

     "Revenues" shall in all cases be calculated net of returns, allowances and trade discounts. Revenues derived by TOA or its Affiliates with regard to Sales of a Product shall be deemed to include, without limitation, (i) revenues derived from Sales of consumables for use with the Product ("Associated
     Consumables") and (ii) revenues derived from Sales of service contracts sold in conjunction with the Product ("Associated Service Contracts"), in each case, regardless of the date of Sale of the Product.

     4.   EFFECTIVE DATE.

     This Agreement shall be effective for all purposes as of the earlier of (i) October 1, 1994 or (ii) the date upon which TOA made its first sale, if any, of any Industrial Instrument which incorporates any of the Licensed Technology (the "EFFECTIVE DATE"). Within 30 days of the date hereof, TOA shall pay IRIS in immediately available funds any and all additional amounts due under the Restructuring Agreement with respect to previously completed calendar quarters as a result of the amendments implemented by this Agreement together with an itemized statement comparable to that required by
Section 3(f) of the Restructuring Agreement for Periodic
Payments.


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     5.   MISCELLANEOUS.

     This Agreement and any documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Restructuring Agreement or the License Agreement, as applicable. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument, and may not be amended, altered or modified except by a writing signed by the parties. Except as expressly modified herein, the Restructuring Documents (including, without limitation, the License Agreement and the Restructuring Agreement) shall remain in full force and effect, and to the extent reasonably applicable, the provisions of Section 11 of the Restructuring Agreement (titled "General Provisions") are hereby incorporated herein and made a part hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above to be effective as of the date specified in Section 4.

                              INTERNATIONAL REMOTE IMAGING
                              SYSTEMS, INC., a Delaware
                              corporation



                              /s/ Fred H. Deindoerfer
                              _________________________________
                              Fred H. Deindoerfer, President

                              TOA MEDICAL ELECTRONICS CO.,
                              LTD., a Japanese corporation



                              /s/ Hisashi Ietsugu
                              _________________________________
                              Hisashi Ietsugu,
                              Managing Director


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